As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman and Co-Chief Executive Officer

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler, Esq.

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202-3921

Tel: (303) 295-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2026

Preliminary Prospectus

NUBURU, INC.

Up to 60 million Shares of Common Stock

This prospectus of Nuburu, Inc., a Delaware corporation (the “Company” or “Nuburu”), relates to the resale by YA II PN, LTD. (the “Selling Stockholder”) of up to 60 million shares (“Offered Shares”) of our common stock, par value $0.0001 per share (“Common Stock”).

The shares of Common Stock to which this prospectus relates have been or may be issued by us to the Selling Stockholder pursuant to the Standby Equity Purchase Agreement, dated as of May 30, 2025, by and between the Company and the Selling Stockholder (as amended, the “SEPA”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive up to $11.6 million aggregate gross proceeds, based on the closing sale price of our Common Stock on the NYSE American as of April 20, 2026, from sales of Common Stock we may elect to make to the Selling Stockholder pursuant to the SEPA on or after the date of this prospectus. See “The Standby Equity Purchase Agreement” for a description of the SEPA and “Selling Stockholder” for additional information regarding the Selling Stockholder.

The Selling Stockholder may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock pursuant to this prospectus. The Selling Stockholder is considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. See section titled “Plan of Distribution” beginning on page 11 of this prospectus.

Our Common Stock is traded on the NYSE American under the symbol “BURU.” On April 20, 2026, the last quoted sale price for our Common Stock as reported on the NYSE American was $0.2000 per share. We have not listed, nor do we intend to list, our preferred stock on any securities exchange or nationally recognized trading system.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [ ], 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision. You should rely only on the information provided in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus when making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Beneficial ownership throughout this prospectus with respect to our stockholders is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of such disclosure.

Unless specified otherwise, amounts in this prospectus are presented in United States dollars.

Market and Industry Data

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable.

In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Trademarks

We use our registered trademark and trade name, such as NUBURU®, in this prospectus. This prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® and TM symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, any other entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

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our ability to obtain required financing;
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our ability to maintain the listing of our Common Stock on a securities exchange;
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our ability to successfully obtain required approvals for, close, implement and integrate key acquisitions;
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our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
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our public securities’ potential liquidity and trading;
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our ability to implement our announced business plan, including diversifying our assets and expanding with international operations;
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our ability to repay our debt obligations;
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the fact that we have not achieved commercialization and our ability to achieve commercialization in the future;
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the outcome of any legal proceedings that may be instituted against us related to our current operations or the Business Combination (as defined below);
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existing regulations and regulatory developments in the United States and other jurisdictions, including related to tariff policies and trade restrictions;
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the need to hire additional personnel and our ability to attract and retain such personnel;
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our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
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our business, operations and financial performance, including:
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expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
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expectations regarding future acquisitions, joint ventures, partnerships, or other relationships with third parties;
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future business plans and growth opportunities;
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expectations regarding product development and pipeline;
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expectations regarding research and development efforts;
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expectations regarding market size;
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expectations regarding the competitive landscape; and
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future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors under the heading "Risk Factors" in this prospectus, as well as the following important factors:

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our ability to obtain financing;
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our ability to regain compliance with NYSE American’s continued listing standards;
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our ability to protect our intellectual property;

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whether the market embraces our products and investments;
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whether we achieve commercialization in a timely manner;
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the outcome of any legal proceedings that may be instituted against us;
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our ability to achieve effective internal control over financial reporting, including our ability to remediate identified material weaknesses in internal control over financial reporting successfully and expediently;
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our ability to retain or recruit key employees;
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costs related to being a public company;
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changes in applicable laws or regulations;
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the possibility that we may be adversely affected by economic, business, or competitive factors;
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volatility in the markets caused by geopolitical and economic factors; and
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other risks and uncertainties set forth under the heading “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020, we consummated our initial public offering. On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. Unless the context requires otherwise, references to “Nuburu,” “we,” “us,” or “our” in this section are to the business and operations of Legacy Nuburu prior to the Business Combination and to Nuburu, Inc. (the “Company”) and its subsidiaries following the Business Combination.

During 2024, our focus was on developing and delivering high-power, high-brightness blue laser technology with a broad range of high value applications that included welding and 3D printing. In 2024, we had approximately 220 granted and pending patents and patent applications globally, which included: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. We shipped blue laser systems for applications including EV batteries, medical device production, large screen displays, and cell phone components. In the fourth quarter of 2024, our senior secured lenders provided notice of default with respect to our outstanding secured indebtedness and initiated a foreclosure process with respect to our patent portfolio that served as collateral for our outstanding secured indebtedness (the “Foreclosure”). In the first quarter of 2025, such secured lenders completed the Foreclosure sale and obtained such patents in exchange for extinguishing our outstanding secured indebtedness, while we retained our non-patent intellectual property, including trade secrets and know-how. Following the Foreclosure, we have adjusted our laser business to focus on licensing certain intellectual property, as well as using retained intellectual property primarily for purposes of product development related to our new dual-use Defense and Security Platform, as described below.

On February 27, 2026, we effected a 1-for-4.99 reverse stock split of our Common Stock (the “2026 Reverse Stock Split”). The 2026 Reverse Stock Split has been reflected retroactively to all Common Stock and per share amounts. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise, vesting, or conversion of our outstanding stock options, restricted stock units, warrants, convertible notes, preferred stock, and other instruments convertible into or exercisable for Common Stock, as well as the applicable exercise prices, conversion prices, and per share grant date fair values.

Our Transformation Plan

In January 2025, we adopted a new business plan focused on building a stable foundation for the future business, including addressing outstanding payables, entering into joint development agreements, and investing in controlling interests in strategic targets (the “Transformation Plan”). In connection with the Transformation Plan, we agreed to certain governance changes, including the appointment of Alessandro Zamboni as our Executive Chairman and changes to our Board of Directors.

Our Dual-Use Defense and Security Platform

Pursuant to our Transformation Plan, we have become a defense, security, and critical-infrastructure technology company focused on the development, integration, and deployment of dual-use, non-kinetic, and software-orchestrated solutions addressing modern security and resilience challenges across military, governmental, and civilian domains. We operate a modular, platform-based business model that integrates directed-energy technologies, electronic-warfare capabilities, and a software-centric command, control, and orchestration layer through a combination of wholly owned subsidiaries, strategic investments and partnerships, and industrial cooperation arrangements.

During 2025, we undertook a comprehensive strategic transformation designed to reposition us from a legacy industrial laser manufacturer into a dual-use defense and security platform (“Defense and Security Platform”). As part of this transformation, we realigned our operating model toward licensing, joint development, system integration, and asset-light manufacturing, while retaining and expanding core non-patent intellectual property, engineering know-how, software capabilities, and system-architecture expertise.

Our Defense and Security Platform operates as a vertically integrated stack of capabilities, with each layer building upon foundational elements to deliver comprehensive mission capability. Our platform is designed to provide separate layers of distinct functional capabilities while integrating with adjacent layers through a unified software-defined control infrastructure, which enables both independent operation of specific capabilities and coordinated multi-layer mission execution. These layers consist of software governance, including AI-driven orchestration software, risk management platforms, unified command and full auditability; directed energy and electronic warfare (EW) effects, including laser systems, electro-magnetic capabilities and sensor integration; physical integration, including vehicle systems, tactical deployment and field operations; mobile manufacturing, including deployable production and rapid capability deployment; and commercial acceleration, including market access, regulatory expertise and defense partnerships.

In connection with this transformation, in early 2026, we completed the acquisition of Lyocon S.r.l., an Italian photonics and laser-engineering company specializing in the design, development, and production of advanced laser sources, optics, electronics, and customized laser systems for industrial, medical, and high-reliability applications. This acquisition has expanded our in-house engineering, assembly, testing, and demonstration capabilities for laser-based and directed-energy systems applicable to both defense and civilian security use cases. These use cases include the protection of critical infrastructure, ports, borders, transportation hubs, and other sensitive assets, as well as applications in agri-tech and food-system resilience, where laser-based technologies may be applied to mitigate operational, environmental, and supply-chain risks. We also entered into industrial and network cooperation arrangements with defense and technology partners, including Tekne S.p.A., a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems. These arrangements are intended to support scalable production, system integration, and access to established defense and dual-use supply chains.

A central pillar of our platform is our software and data-orchestration capability, which is being developed and expanded through Orbit S.r.l. (“Orbit”), an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations. We acquired a 10.7% ownership interest in Orbit in October 2025 and an additional 11.3% ownership interest in January 2026. As a result of owning an approximate 22% ownership interest in Orbit in January 2026, we obtained control of Orbit’s board of directors and now hold a controlling position in Orbit. Orbit provides a software platform focused on operational resilience, data integration, and decision support, enabling the coordination, monitoring, and governance of complex systems and assets. Within our platform architecture, Orbit’s software capabilities are intended to function as a unifying software-defined control layer supporting sensor fusion, situational awareness, workflow orchestration, and auditability across both kinetic and non-kinetic components, as well as across defense, civilian, and critical-infrastructure environments.

Our Defense and Security Platform is designed to be applicable not only in military and governmental contexts, but also in civilian critical sectors where regulatory frameworks increasingly emphasize operational resilience, continuity of essential services, and systemic risk management. These sectors include financial services, energy, transportation, agriculture and food systems, and other critical-infrastructure operators. In this context, certain agri-tech applications-such as precision laser-based systems aimed at reducing dependency on chemical inputs, improving crop reliability, and mitigating environmental and operational risks-are viewed by us as part of a broader security and resilience framework related to food security and supply-chain stability.

This regulatory and risk-management focus underpins Orbit’s current portfolio of customers, which consists primarily of financial institutions and selected critical-infrastructure service providers, and informs our broader strategy of addressing converging defense, security, environmental, and civilian resilience requirements through a common, software-orchestrated platform approach.

In addition, we recognize that certain portions of our business-particularly those involving hardware-intensive solutions such as directed-energy systems, special-purpose platforms, and integrated defense or security assets-require capital-intensive supply chains and careful management of inventory, procurement cycles, and working capital in order to scale effectively. As part of our long-term platform strategy, we have made a strategic investment in a single financial-technology platform, Supply@ME Capital Plc (“SYME”), which is focused on working-capital solutions with particular emphasis on inventory-related financing and optimization.

This SYME investment is intended to support the scaling of our operating businesses by enhancing supply-chain resilience, liquidity management, and capital efficiency, particularly in contexts where inventory ownership, production lead times, and delivery cycles are material to execution. Our investment in SYME is positioned as a supporting, integrated capability enabler within our platform and does not represent a broader financial-services business or investment strategy to us.

In furtherance of our Defense and Security Platform, in January 2026, we partnered with Maddox Defense Incorporated (“Maddox”) on a contractual joint venture for the development of a modular, containerized, mobile additive manufacturing platform capable of producing drone components, pods, mission-critical structural parts and related components for defense and security applications.

We continue to evaluate and pursue strategic investments, acquisitions, joint ventures, and cooperation initiatives that complement our platform strategy, expand our technological and software capabilities, and support long-term participation in defense and dual-use security, resilience, and food-system stability programs in the United States, Europe, and other allied markets.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Issuer	Nuburu, Inc.

Common Stock offered by the Selling Stockholder	Up to 60 million shares of Common Stock

Common Stock outstanding (as of April 20, 2026)(1)	169,497,579 shares

Selling Stockholder	All of the shares of our Common Stock are being offered by the Selling Stockholder. See “Selling Stockholder” beginning on page 10 for additional information on the Selling Stockholder.

Terms of the Offering	The Selling Stockholder will determine when and how it sells the shares of Common Stock offered pursuant to this prospectus.

Use of Proceeds

We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $11.6 million in aggregate gross proceeds under the SEPA from sales of Common Stock that we may elect to make to the Selling Stockholder pursuant to the SEPA, if any, from time to time in our sole discretion.

On December 17, 2025, we issued a debenture in the principal amount of $25,000,000 (the “Debenture”) to the Selling Stockholder. Until such time as the Debenture has been indefeasibly paid in full, all proceeds to us from sales under the SEPA are required to be applied to the repayment of the Debenture. Following the repayment of the Debenture, we expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder, if any, under the SEPA primarily for working capital and general corporate purposes and for purposes of the transactions that are part of our Transformation Plan. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. See the section titled “Use of Proceeds.”

Risk Factors

An investment in our Company involves a high degree of risk. You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

NYSE American Symbol	"BURU" for our Common Stock.

(1)
Unless otherwise noted, the number of our shares of Common Stock outstanding as of April 20, 2026 excludes:
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49,781 shares issuable upon the exercise or vesting of compensatory equity awards;
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13,467 shares issuable upon conversion of shares of our Series A preferred stock, par value $0.0001 per share (the “Preferred Stock”);
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66,417,542 shares issuable upon exercise of outstanding warrants;
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22,086,400 shares issuable upon conversion of outstanding convertible notes assuming the conversion prices in effect as of April 20, 2026;
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1,219,831 shares issuable in connection with the Financial Support and Acknowledgement Agreement between the Company, Alessandro Zamboni and S.F.E. Equity Investments SARL;
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142,857 shares issuable to Phoenix MGMT Consulting LLC in connection with required quarterly issuances of Common Stock valued at $25,000 per quarter pursuant to a consulting agreement; and
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18,228 shares issuable in connection with the settlement of our obligations to Liqueous LP.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “Annual Report”), and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

THE STANDBY EQUITY PURCHASE AGREEMENT

On May 30, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Selling Stockholder pursuant to which we have the right to sell to the Selling Stockholder up to $100 million of shares of our Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. In connection with the SEPA, we agreed to register for resale the Common Stock issued to the Selling Stockholder. Sales of shares of Common Stock to the Selling Stockholder under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any shares of Common Stock to the Selling Stockholder under the SEPA. Registration statements were declared effective by the SEC allowing the Selling Stockholder to resell up to 20 million, 30 million and 130 million shares of Common Stock on July 24, 2025, September 23, 2025, and December 19, 2025, respectively. We are filing a new registration statement of which this prospectus forms a part to register an additional 60 million shares of Common Stock that may be resold by the Selling Stockholder.

Upon the satisfaction of the conditions to the Selling Stockholder’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, we will have the right, but not the obligation, from time to time at our discretion until the SEPA is terminated to direct the Selling Stockholder to purchase a specified number of shares of Common Stock (“Advance”) by delivering written notice to the Selling Stockholder (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by us will be purchased at a price equal to 97% of the lowest daily VWAP (as defined below) of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day, in which cases the size of the Advance may be reduced to account for such day(s) in which the daily VWAP is less than the applicable minimum acceptable price or there is no VWAP. We may establish a minimum acceptable price in each Advance Notice below which we will not be obligated to make any sales to the Selling Stockholder. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the NYSE American during regular trading hours as reported by Bloomberg L.P.

Under applicable NYSE American rules, in no event may we issue to the Selling Stockholder under the SEPA shares equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules. At our annual meeting of stockholders held on July 9, 2025 (the “2025 Annual Meeting”), our stockholders approved issuances of Common Stock pursuant to the SEPA in excess of 19.99%. In addition, in accordance with the terms of the SEPA, we may not issue or sell any shares of Common Stock to the Selling Stockholder under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in the Selling Stockholder’s then beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

We will control the timing and amount of any sales of shares of Common Stock to the Selling Stockholder. Actual sales of shares of Common Stock to the Selling Stockholder under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA and (ii) the date on which the Selling Stockholder shall have made payment of Advances pursuant to the SEPA for Common Stock equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Selling Stockholder, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) we have paid all amounts owed to the Selling Stockholder pursuant to the SEPA. We and the Selling Stockholder may also agree to terminate the SEPA by mutual written consent. Neither we nor the Selling Stockholder may assign or transfer respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

As consideration for the Selling Stockholder’s commitment to purchase the shares of Common Stock pursuant the SEPA, we paid the Selling Stockholder (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee in Common Stock (the “Commitment Shares”) in an amount equal to 1% of the Commitment Amount, or $1,000,000, which was paid 50% with the issuance of 267,059 shares of Common Stock on June 5, 2025 and 50% with the issuance of 267,059 shares of Common Stock on July 15, 2025.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to us will depend on the frequency and prices at which we sell Common Stock to the Selling Stockholder. Until such time as the Debenture issued to the Selling Stockholder has been indefeasibly paid in full, all proceeds to us from sales under the SEPA are required to be applied to the repayment of the Debenture. Following the repayment of the Debenture, we expect that any proceeds received from sales to the Selling Stockholder will be used primarily for working capital and general corporate purposes and for purposes of implementing our previously announced Transformation Plan.

USE OF PROCEEDS

Any sales of Common Stock by the Selling Stockholder pursuant to this prospectus will be solely for the Selling Stockholder’s accounts. We will not receive any proceeds from any such sales.

We may receive up to $97 million aggregate gross proceeds under the SEPA from any sales we make to the Selling Stockholder pursuant to the SEPA. The net proceeds from additional sales, if any, under the SEPA, will depend on the frequency and prices at which we sell our Common Stock to the Selling Stockholder after the date of this prospectus. See the section titled “Plan of Distribution” in this prospectus for more information.

Until such time as the Debenture issued to the Selling Stockholder has been indefeasibly paid in full, all proceeds to us from sales under the SEPA are required to be applied to the repayment of the Debenture. Following repayment of the Debenture, we expect to use any proceeds that we receive under the SEPA primarily for working capital and general corporate purposes and to implement our announced Transformation Plan. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive.

The Selling Stockholder will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by the Selling Stockholder in connection with any sale of its shares of Common Stock. We will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of Company counsel and independent registered public accountants.

SELLING stockHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of Common Stock that may be issued by us to the Selling Stockholder under the SEPA. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “The Standby Equity Purchase Agreement” above.

We are registering the shares of Common Stock in connection with the SEPA in order to permit the Selling Stockholder to offer the shares of Common Stock for resale from time to time. The Selling Stockholder has not had any material relationship with us within the past three years, except for (i) the transactions contemplated by the SEPA, (ii) the Company’s issuance of the Debenture in the amount of $25,000,000 and issuance of warrants to purchase 46,092,188 shares of Common Stock to the Selling Stockholder on December 17, 2025, and (iii) the Company’s issuance of a debenture in the amount of $1,250,000 to the Selling Stockholder in exchange for a capital infusion of $1,100,000, which was repaid in the third quarter of 2025.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects beneficial ownership as of April 20, 2026. The number of shares of Common Stock in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares of Common Stock in this offering. We do not know how long the Selling Stockholder will hold the shares of Common Stock before selling them.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 169,497,579 shares of our Common Stock outstanding on April 20, 2026. Because the purchase price of the shares of Common Stock issuable under the SEPA is determined on each applicable purchase date, the number of shares of Common Stock that may actually be sold by the Company to the Selling Stockholder under the SEPA may be fewer than the number of shares of Common Stock being offered by this prospectus. The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number (1)	Percent	Number (2)	Number (3)	Percent
YA II PN, LTD. (4)	—	—%	60,000,000	—	—%
(1)
In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares of Common Stock that the Selling Stockholder may be required to purchase under the SEPA following the date of this prospectus, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the SEPA. Also, the SEPA prohibits us from issuing and selling any shares of our Common Stock to the Selling Stockholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our Common Stock to exceed beneficial ownership of greater than 4.99% of the then outstanding number of shares of Common Stock.
(2)
This number represents the shares of Common Stock we may issue to the Selling Stockholder under this prospectus pursuant to the SEPA.
(3)
Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.
(4)
All investment decisions for the Selling Stockholder are made by Mr. Mark Angelo. The business address of the Selling Stockholder is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

•
ordinary brokers’ transactions;
•
transactions involving cross or block trades;
•
through brokers, dealers, or underwriters who may act solely as agents;
•
“at the market” into an existing market for our Common Stock;
•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•
in privately negotiated transactions; or
•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” with respect to the Offered Shares within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the SEPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Description of Securities WE ARE OFFERING

The following descriptions of the Common Stock and certain provisions of our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, as amended (“Bylaws”), are summaries and are qualified by reference to such documents (together the “Governing Documents”), copies of which have been filed as exhibits to the Company’s Annual Reports on Form 10-K and other periodic reports filed with the SEC, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”).

Common Stock

Holders of our Common Stock, par value $0.0001 per share, are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Company’s board of directors is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors out of assets legally available. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, our Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

•
Issuance of undesignated preferred stock: Under the Certificate of Incorporation, the Company’s board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock. When shares of Preferred Stock are converted or otherwise required by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Company’s board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•
Classified board: The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Company’s board of directors.
•
Election and removal of directors and board vacancies: The Bylaws provide that directors will be elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, unless otherwise provided by resolution of the Company’s board of directors approved by at least a majority of the total authorized directorships, only the Company’s board of directors may fill vacancies and newly created directorships on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. In addition, the number of directors constituting the Company’s board of directors may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Company’s board of directors and gaining control of the Company’s board of directors by filling the resulting directorships with their own nominees.
•
Requirements for advance notification of stockholder nominations and proposals: The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
•
No written consent of stockholders: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
•
No stockholder ability to call special meetings: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, only the chairperson of the Company’s board of directors, the chief executive officer, the president or the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
•
Amendments to certificate of incorporation and bylaws: Any amendment to the Certificate of Incorporation is required to be approved by the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than 66 2/3% of the voting power of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our Bylaws will be required to be approved by either the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, or a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of Article VIII of the Bylaws must be approved by not less than 66.7% of the outstanding shares entitled to vote on the amendment.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Governing Documents include certain provisions that eliminate the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that we must indemnify our directors, and our Bylaws provide that we must indemnify and advance expenses to our directors and officers, to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees and agents for some liabilities. We believe that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Hart LLP, Denver, Colorado.

EXPERTS

WithumSmith+Brown, PC, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, incorporated in this prospectus by reference to our Annual Report on Form 10-K filed with the SEC on March 31, 2026, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.nuburu.net.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may request a copy of this prospectus by contacting us at: Nuburu, Inc. at 44 Cook Street, Suite 100, Denver, CO 80206. Our investor relations website is located at https://ir.nuburu.net and such reports and documents may be accessed without charge from our website. Information contained on or accessible through Nuburu’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Nuburu’s website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8‑K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8‑K):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;
•
our Current Reports on (i) Form 8-K filed with the SEC on January 20, 2026, February 12, 2026, February 18, 2026, February 27, 2026, February 27, 2026, March 5, 2026, March 13, 2026, March 18, 2026, March 20, 2026 and March 25, 2026, and (ii) Form 8-K/A filed with the SEC on March 26, 2026; and
•
the description of our Common Stock contained in our Form 8-A12B, filed with the Commission on October 11, 2022 (File No. 001-39489), amended and supplemented by the description of our Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and any amendment or report filed with the Commission for purposes of updating such description.

This prospectus incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, with each such document to be a part hereof from the date it is filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Nuburu, Inc.

Attn: Corporate Secretary

44 Cook Street, Suite 100

Denver, CO 80206

(303) 780-7389

You may also access the documents incorporated by reference in this prospectus through our website at www.nuburu.net. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

NUBURU, INC.

Up to 60 million Shares of Common Stock

PROSPECTUS

[ ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimated, except the Securities and Exchange Commission (“SEC”) registration fee. All of the expenses below will be paid by us.

SEC registration fees	$1,698
Printing and related expenses	7,500
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Miscellaneous expenses	-
Total	$54,198

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, we have entered into indemnification agreements with directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

4.6	Form of Warrant to Purchase Shares of Common Stock.	10-K	001-39489	10.41	April 15, 2024

4.7	Subordinated Convertible Note, dated August 18, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.8	November 14, 2025

4.8	Subordinated Convertible Note, dated September 2, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.11	November 14, 2025

4.9	Form of Warrant to Purchase Common Stock	S-1	333-290147	4.6	September 10, 2025

4.10	Form of Pre-Funded Common Stock Purchase Warrant	S-1	333-290147	4.7	September 10, 2025

4.11	Form of Placement Agent’s Purchase Warrant	S-1	333-290147	4.8	September 10, 2025

4.12	Form of Series 1 Warrant to Purchase Common Shares	8-K	001-39489	4.1	December 18, 2025

4.13	Form of Series 2, Series 3 and Series 4 Warrant to Purchase Common Shares	8-K	001-39489	4.2	December 18, 2025

4.14	Form of Debenture	8-K	001-39489	4.3	December 18, 2025

4.15	Form of Subordinated Convertible Note, dated January 13, 2026, between the Company and Ambrogio D’Arrezzo	S-1	333-293338	10.96	February 10, 2026

4.16	Form of Subordinated Convertible Note, dated January 15, 2026, between the Company and the holder	S-1	333-293338	10.98	February 10, 2026

4.17	Subordinated Convertible Note, dated February 6, 2026, between the Company and Brick Lane Capital Management Limited	S-1	333-293338	10.100	February 10, 2026

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

4.18	Pre-Funded Common Stock Purchase Warrant, dated February 6, 2026, by the Company to Indigo Capital LLP.	S-1	333-293338	4.12	February 10, 2026

4.19	Form of Common Warrant	S-1	333-293338	4.13	February 10, 2026

4.20	Form of Pre-Funded Warrant	S-1	333-293338	4.14	February 10, 2026

4.21	Form of Placement Agent Warrant	S-1	333-293338	4.15	February 10, 2026

5.1**	Opinion of Holland & Hart LLP

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for the Company.

23.2**	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this registration statement).

107*	Calculation of Filing Fee Table.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S‑K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

* Filed herewith.

** To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser;

i. each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on April 24, 2026.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alessandro Zamboni as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman and Co-Chief Executive Officer	April 24, 2026
Alessandro Zamboni	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Dario Barisoni	Director and Co-Chief Executive Officer	April 24, 2026
Dario Barisoni

/s/ Shawn Taylor	Director	April 24, 2026
Shawn Taylor

/s/ Matteo Ricchebuono	Director	April 24, 2026
Matteo Ricchebuono